Exhibit 99.1

Vistula Announces Exclusive Five Year Contract with Telstra Europe Limited

Vistula V-Cube™ VoIP will be distributed in UK and Ireland

New York - April 4, 2005— Vistula Communications Services, Inc. (“Vistula”) announced today that Telstra Europe Limited (“Telstra Europe”), a wholly-owned subsidiary of Telstra Corporation Limited (“Telstra Corporation”), Australia’s leading communications company, signed an exclusive, five-year contract to distribute Vistula’s V-Cube™ VoIP platform in the UK and Ireland.  VoIP is the mechanism by which the Internet can be used to carry telephone calls.

V-Cube™ will be used as the central system to deliver Telstra Europe’s Hosted VoIP PBX service to client groups in the UK and Ireland. In addition to a comprehensive set of telephony features, Telstra Europe and Vistula are creating a unique client web portal that takes customers through sign-up, gives them control of their own VoIP domain, and gives them access to on-line features such as web-based voice mail and statistical information about their usage.

David Thorn, Chief Executive Officer of Telstra Europe, said “We are delighted to have reached agreement with Vistula. After an extensive review of the market we believe that Vistula offers us a unique mix of high levels of functionality and flexibility combined with innovative, business-enabling commercial packaging.”

“With our recent acquisition of PSINet’s UK assets and Cable Telecom, Telstra Europe is now able to fulfill its strategic objective of offering a combined suite of data and voice services to its growing client base.”

Rupert Galliers-Pratt, Chairman and CEO of Vistula, commented — “This is the first contract that Vistula has secured with a customer for our VoIP platform. A number of companies are now offering VoIP products, but the benchmark test is whether or not they can secure customers. For Vistula to have signed its first contract with Telstra Corporation’s fastest growing Offshore Business Unit represents a validation of Vistula’s V-Cube™ product and endorses its suitability for the service provider market. Telstra has played a key role in assisting Vistula with product development, which has enhanced the V-Cube™ platform and made the integration work much simpler for future clients.”

About Telstra Europe

Telstra Europe is a wholly-owned subsidiary of Telstra Corporation (ASX:TLS). It has been operational in Europe for over 13 years, providing leading edge voice, mobility and data solutions to many of the world’s largest corporations and value-added resellers and partners. It is a full telecoms service provider, supporting over 10,000 enterprise customers in the UK and owns and operates a 1,400 km all-SDH network passing through major UK cities. It has switches and data nodes in London, Birmingham, Cambridge and Manchester and 20 co-location points throughout the UK. Telstra Europe sells an extensive range of domestic and international services to medium sized business and multinational corporations in the UK.

Telstra Corporation is a full service global telecommunications company. It has been ranked as the 5th best performing telco* in the world and is one of the few telcos with an A+ credit rating.

*Source: commNow, international telecom research October 2003

About Vistula

Vistula is a telecommunications company providing hosted, managed VoIP (Voice over Internet Protocol) services to carriers, service providers and transit network operators.  Vistula features solutions that enable telecommunications providers to rapidly deploy VoIP services over converged infrastructure through an integrated applications suite.

“Forward-Looking Statements’’

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations regarding future events and speak only as of the date hereof. Our actual results, performance or achievements may differ significantly from the results, performance or achievements discussed in or implied by the forward-looking statements. Factors that could cause such a difference include material changes in our business or prospects, difficulties obtaining financing to fund our operations, failure to establish brand recognition for our products, failure to retain existing customers or attract new customers, failure to compete effectively in our industry, general market and economic conditions, and other factors that are detailed from time to time in Vistula Communications Services’ SEC reports, including those detailed in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. Vistula Communications Services disclaims any intent or obligation to update any forward-looking statements.